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                                                                     Exhibit 1.1

                             _______________ Shares

                               AngioDynamics, Inc.

                                  Common Stock

                                ($0.01 Par Value)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                           _______________, 2004


RBC Capital Markets
Adams, Harkness & Hill
As the Representatives of the several
 underwriters named in Schedule I hereto
c/o RBC Capital Markets Corporation
1 Liberty Plaza

New York, NY 10006-1404


Ladies and Gentlemen:

     AngioDynamics, Inc., a Delaware corporation (the "Company") proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of __________ shares of the Company's common stock, $0.01 par value (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. In addition, the Company proposes to sell at the Underwriters' option an aggregate of up to __________ additional shares of the Company's common stock (the "Option Shares"). The Company is a wholly-owned subsidiary of E-Z-EM , Inc., a Delaware corporation ("E-Z-EM").

     As the Representatives, you have advised the Company (a) that you are authorized to enter into this agreement (this "Agreement") on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

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     RBC Capital Markets Corporation ("RBC") has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, the "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by RBC and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "Directed Shares." Any Directed Shares not confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1.   Representations and Warranties of the Company and E-Z-EM.
          --------------------------------------------------------

          The Company and E-Z-EM, jointly and severally, represent and warrant to each of the Underwriters as follows:

          (a) A registration statement on Form S-1 (File No. 333-113329) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

          (b) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor, to the Company's knowledge, instituted proceedings for that purpose. The Registration Statement conforms, and the Prospectus and any amendments or supplements to the Registration Statement and Prospectus, will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated

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therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and E-Z-EM make no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company or E-Z-EM by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required by the Rules and Regulations, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

          (c) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

          (d) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Leocor, Inc., the Company's only subsidiary (the "Subsidiary"), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company is duly qualified to transact business and is in good standing as a foreign corporation in Florida and New York. The outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiary are outstanding.

          (e) The outstanding shares of common stock of the Company ("Common Shares") have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable, and no preemptive rights, rights of first refusal, rights of co-sale or similar rights in favor of E-Z-EM with respect to any of the Shares, exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been described in the Registration Statement and waived or satisfied, for or relating to the registration of any Common Shares.

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          (f)  The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Prospectus. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation. Immediately after the issuance and sale of the Shares to the Underwriters, no shares of preferred stock of the Company ("Preferred Stock") will be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of Preferred Stock of the Company.

          (g) The Master Separation and Distribution Agreement between E-Z-EM and the Company, dated ___________, (the "Master Separation and Distribution Agreement") has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company; and each of the other agreements described in the Prospectus under the heading "Relationship and Arrangements With E-Z-EM." that has been filed as an exhibit to the Registration Statement, in each case between E-Z-EM and the Company (collectively, together with the Master Separation and Distribution Agreement, the "Separation and Transition Agreements"), has been duly authorized and, when executed and delivered by the Company, will be duly executed and delivered by the Company, and, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity.

          (h) The Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

          (i) The Company has not distributed and will not distribute any prospectus or other offering material (including, without limitation, content on the Company's website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

          (j) The consolidated financial statements of the Company and its consolidated subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement has been compiled on a basis

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consistent with the financial statements presented therein and the books and records of the Company. No "non-GAAP financial measures" (as defined in Regulation G under the Act) are disclosed in the Registration Statement or the Prospectus except for disclosure that complies with the requirements of Item 10 of Regulation S-K and Regulation G promulgated by the Commission. The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate.

          (k) Upon the effectiveness of the Registration Statement, the Company will be in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are then in effect.

          (l) Upon the effectiveness of the Registration Statement, the Nasdaq National Market ("Nasdaq") shall have approved the Shares for inclusion, the Company will be in material compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect.

          (m) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements of the Company in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to the Company's assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of the Company is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (n) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which are designed to ensure that material information relating to the Company required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in the time periods specified in the Commission's rules and forms.

          (o) Grant Thornton LLP, who have audited certain financial statements of the Company and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations (including without limitation the Sarbanes-Oxley Act).

          (p) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company or E-Z-EM, threatened against the Company or the Subsidiary before any court or administrative agency or otherwise which if determined adversely to the Company or the Subsidiary could reasonably be expected to have a material adverse effect on the results of operations, condition (financial or otherwise),

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business, or prospects of the Company, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect") or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement and the Prospectus.

          (q) No labor problem or dispute with the employees of the Company exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a Material Adverse Effect.

          (r) The Company and the Subsidiary have good and marketable title to all of the real property, and have title to all of the personal assets, reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiary occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement and the Prospectus. The Company has not received any written notice of any claim adverse to its ownership of any property of any claim against the continued possession of any owned or leased property.

          (s) All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

          (t) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiary , other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement and the Prospectus, as it may be amended or supplemented. The Company and the Subsidiary have no material contingent obligations that are not disclosed in the Company's financial statements in the Registration Statement and the Prospectus.

          (u) Neither the Company nor the Subsidiary is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its certificate of incorporation ("Charter") or by-laws ("By-Laws") or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement, the Separation and Transition Agreement and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or the Subsidiary is a party (except to the extent that any such conflict or breach has been properly waived), or of the Charter or By-Laws of the Company or any order, rule or regulation applicable to the Company or the Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or the Subsidiary.

          (v) No approval, consent, order or authorization by or filing with any regulatory, administrative or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions herein contemplated (except such additional steps as may be required under the Act, by the National Association of Securities Dealers, Inc. (the "NASD") or under state securities or blue sky laws).

          (w) The Company has made all filings, applications and submissions required by, and possess all material licenses, marketing authorizations, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (including without limitation, ISO9001/EN46001 certifications and the CE mark by the European Union under the Medical Devices Directive) ("Permits") from governmental authorities (including, without limitation, the FDA, and any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties and market its products in the manner described in the Prospectus. There is no claim, proceeding or controversy, pending or, to the knowledge of the Company or E-Z-EM, threatened, involving the status of or sanctions under any of the Permits. The Company is the sole and exclusive holder of rights under all Permits. The Company has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company under such Permit. None of the Permits contains any restriction that is materially burdensome on the Company.

          (x) Neither the Company, nor any of its officers, directors or affiliates, has taken or may take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company or which has caused or resulted in, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company.

          (y) The Company is not required to register as an "investment company" as such term is defined under the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder (the "1940 Act").

          (z) The Company and the Subsidiary carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Company or the Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Subsidiary are in compliance with the terms of such policies in all material respects.

          (aa) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (bb) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee, or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (cc) Other than the Subsidiary and the shares of preferred stock and common stock of Surgica, Inc. owned by the Company, the Company does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

          (dd) The Company has not sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement or the Prospectus, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company, or any other party to any such contract or agreement.

          (ee) Neither the Company nor the Subsidiary is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, "Environmental Laws" except for any violation that would not have a Material Adverse Effect. Neither the Company nor the Subsidiary owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might reasonably be expected to lead to such a claim.

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          (ff) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Company or the Subsidiary, or, to the knowledge of the Company, by any of their officers, directors, employees or agents or by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or the Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company nor the Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or the Subsidiary.

          (gg) Each of the Company and the Subsidiary owns, licenses, or otherwise has rights in all Unites States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its respective business as currently carried on and as proposed to be carried on as described in the Registration Statement and the Prospectus (collectively and together with any applications or registrations for the foregoing, the "Intellectual Property"), except where the failure to own, license or otherwise have rights to the Intellectual Property would not have a Material Adverse Effect. Except as specifically described in the Registration Statement or the Prospectus, (i) to the Company's knowledge, no third parties have obtained rights to any such Intellectual Property from the Company, other than licenses granted in the ordinary course and those that would not have a Material Adverse Effect; (ii) to the Company's knowledge, there is no infringement, misappropriation or other violation by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company's, threatened in writing, action, suit, proceeding or claim by others challenging the Company's or the Subsidiary's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened in writing, action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) except as described in the Registration Statement and the Prospectus, there is no pending or, to the Company's knowledge, threatened in writing, action, suit, proceeding or claim by others that the Company the Subsidiary, or any of the Company's or its Subsidiary's products, product candidates, or services infringes, misappropriates, or otherwise violates, or would infringe upon, misappropriate or otherwise violate the development or commercialization of a third party's products, product candidates, or services described in the Prospectus, any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company has not received any notice and are otherwise unaware of any facts which would form a reasonable basis for any such claim; (vi) to the Company's knowledge, there is no patent or patent application that contains claims that can reasonably be deemed to cover or may cover any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or the Subsidiary or that is necessary for the conduct of the Company's business as currently or contemplated to be conducted or that interferes with the issued or pending claims of any such Intellectual Property; (vii) there is no prior art or public or commercial activity of which the Company is aware that may render any patent held by the Company or the Subsidiary invalid or any patent application held by the Company or the Subsidiary unpatentable which has not been disclosed to the U.S. Patent and Trademark Office and any other patent office in which any Intellectual Property is pending for such patent or patent application; and (viii) to the Company's knowledge, neither the Company nor the Subsidiary has committed any act or omitted to undertake any act the effect of such commission or omission would render the Intellectual Property invalid or unenforceable in whole or in part. To the Company' knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of the rights of any person or third party. Schedule III lists the Intellectual Property in which the Company or the Subsidiary has rights.

          (hh) The conduct of business by the Company and the Subsidiary complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items ("Laws") applicable to its business, including, without limitation, (a) the Federal Food, Drug and Cosmetic Act and similar federal, state, local and foreign laws applicable to the evaluation, testing, manufacturing, distribution, advertising and marketing of each of the Company's products, in whatever stage of development or commercialization, and (b) the Federal Anti-Kickback Statute and any similar health care fraud and abuse laws. Neither the Company nor the Subsidiary has received any notification asserting, or has knowledge of, any present or past failure to comply with or violation of any such Laws.

          (ii) Except to the extent disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), the clinical, pre-clinical and other studies, tests and research conducted by or on behalf of or sponsored by the Company or the Subsidiary are, and at all times have been, conducted in accordance with the Federal. Food, Drug and Cosmetic Act and the regulations and guidelines promulgated thereunder, as well as other applicable federal, state, local and foreign Laws, and consistent with current clinical and scientific research standards and procedures. The descriptions of the results of such studies, tests and research are accurate and complete in all material respects and fairly present the data derived from such studies, tests and research, and neither the Company nor E-Z-EM has any knowledge of any other studies, tests or research the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement and the Prospectus. Except to the extent disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), the Company has not notified the FDA of any adverse reactions with respect to any clinical or pre-clinical studies, tests or research that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus, and the Company has not received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority with respect to any clinical or pre-clinical studies, tests or research that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus which require the termination, suspension, delay or modification of such studies, tests or research, otherwise require the Company to engage in any remedial activities with respect to such studies, test or research, or threaten to impose or actually impose any fines or other disciplinary actions.

          (jj) Except to the extent disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto) and as would not have a Material Adverse Effect, the Company has not received any Form 483s or other Notices of Adverse Findings or Warning Letters from the FDA or similar forms, notices or letters from any other regulatory agency in which the agency asserts that the operations or facilities of the Company or in which the Company's products are manufactured may not be in compliance with applicable laws. The Company has not received any written or oral notice that the FDA or any other regulatory agency has commenced, or threatened to initiate, any action to withdraw its approval, request a recall or halt distribution of any of the Company's products, or commenced or threatened to initiate any action to seize, or enjoin the production of, any of the Company's products.

          (kk) The Company has established and administers a compliance program (including a written compliance policy) applicable to the Company, to assist the Company and the directors, officers and employees of the Company in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA and any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) and to provide compliance policies governing applicable areas for medical device companies (including, without limitation, pre-clinical and clinical testing, product design and development, product testing, product manufacturing, product labeling, product storage, premarket clearance and approval, advertising and promotion, product sales and distribution, medical device reporting regulations, and record keeping).

          (ll) The Company has not failed to file with the applicable regulatory authorities (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any filing, declaration, listing, registration, report or submission required by law; all such filings, declarations, listing, registrations, reports or submission were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions.

          (mm) The information contained in the Registration Statement and the Prospectus regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company's good faith belief and/or estimate of the matters described therein.

          (nn) Except as disclosed in the Prospectus, there are no relationships, direct or indirect, or related-party transactions involving the Company, the Subsidiary or any other person that are required to be described in the Registration Statement or the Prospectus. The Company is not, directly or indirectly, extending or maintaining credit, arranging for the extension of credit or renewing an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.

          (oo) Neither the Company nor the Subsidiary nor any officer, employee or agent of the Company or the Subsidiary has made an untrue statement of a material fact or fraudulent statement to the FDA or any other governmental entity, failed to disclose a material fact required to be disclosed to the FDA or any other governmental entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, in each case, relating to Company's business, could reasonably be expected to provide a basis for the FDA or any other governmental entity to invoke any policies respecting Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities, including but not limited to the FDA policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor the Subsidiary has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) or any similar Law for which debarment is authorized by 21 U.S.C. Section 335a(b) or any similar Law

          (pp) There are no transactions, arrangements and other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 under the Act) and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an "Off Balance Sheet Transaction") that could reasonably be expected to affect materially the Company's liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission's Statement about Management's Discussion and Analysis of Financial Condition and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

          (qq) The Company has not offered, or caused RBC or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          (rr) Each officer and director of the Company and E-Z-EM has executed a letter that contains "lock-up" provisions (the "Lock-Up Agreements") with transfer restricitions substantially similar to those set forth in the letters attached as Exhibit A (for officers and directors) and Exhibit B (for E-Z-EM).

     2.   Representations and Warranties of E-Z-EM.
          ----------------------------------------

          E-Z-EM represents and warrants to each of the Underwriters as follows:

          (a) E-Z-EM has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (b) All issued shares of capital stock of the Company are owned directly by E-Z-EM, free and clear of all liens, encumbrances, equities or claims.

          (c) This Agreement has been duly authorized, executed and delivered by E-Z-EM; and constitutes a valid, legal and binding obligation of E-Z-EM, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which E-Z-EM is a party (except to the extent that any such conflict, breach or default has been properly waived), or of the Charter or By-Laws of E-Z-EM or any order, rule or regulation applicable to E-Z-EM of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over E-Z-EM.

          (d) The Master Separation and Distribution Agreement has been duly authorized, executed and delivered by E-Z-EM and constitutes a valid and binding agreement of E-Z-EM; and each of the other Separation and Transition Agreements has been duly authorized and, when executed and delivered by E-Z-EM, will be duly executed and delivered by E-Z-EM, and, will constitute a valid and binding agreement of E-Z-EM enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The execution and delivery of this Agreement and the Separation and Transition Agreements and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which E-Z-EM is a party, or of the Charter or By-Laws of E-Z-EM or any order, rule or regulation applicable to the E-Z-EM of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

          (e) No approval, consent, order or authorization by or filing with any regulatory, administrative or other governmental body is required in connection with the execution and delivery by E-Z-EM of this Agreement and the Separation and Transition Agreements and the consummation by E-Z-EM of the transactions herein and therein contemplated (except such additional steps as may be required under the Act, by the NASD or under state securities or blue sky laws).

          (f) Neither E-Z-EM, nor any of its officers, directors or affiliates, has taken or may take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company or which has caused or resulted in, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company.

          (g) E-Z-EM is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (h) E-Z-EM has filed all Federal, State, local, foreign and franchise tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles, except whether the failure to file and pay would not have a Material Adverse Effect.

     3.   Purchase, Sale and Delivery of the Firm Shares.
          ----------------------------------------------

          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 10 hereof.

          (b) Payment for the Firm Shares to be sold hereunder is to be made to the Company in New York Clearing House funds by wire transfer of Federal (same day) against delivery of certificates therefore to the Representatives for the several accounts of the Underwriters. Such delivery is to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

          (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Company, setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made to the Company on the Option Closing Date by wire transfer of Federal (same day) funds drawn to the order of the Company against delivery of certificates therefore through the facilities of the Depository Trust Company, New York, New York.

     4.   Offering by the Underwriters.
          ----------------------------

          It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 3 hereof, the Underwriters will offer them to the public on the foregoing terms.

          It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     5.   Covenants of the Company and E-Z-EM.
          -----------------------------------

          Each of the Company and E-Z-EM, jointly and severally, covenants and agrees with the several Underwriters that:

          (a) The Company will (i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission, under Rule 424(b) of the Rules and Regulations, a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

          (b) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

          (c) The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of the receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (d) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under (or obtain exemptions from the application of) the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

          (e) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

          (f) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

          (g) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

          (h) No offering, sale, short sale or other disposition of any shares of Common Shares of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Shares or derivative of Common Shares (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of RBC Dain Rauscher Inc.; provided, that this provision will not restrict the Company from awarding options or other awards to purchase shares of its common stock pursuant to its employee benefit plans as described in the Prospectus or prevent the issuance by the Company of shares of its common stock upon exercise of any such options.

          (i) The Company will promptly deliver to the Underwriters copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the 1933 Act and listing of the Shares on the Nasdaq National Market.

          (j) The Company will direct the Company's transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such Lockup Agreements for the duration of the period contemplated in such agreements.

          (k) The Company shall apply the net proceeds of its sale of the Shares as described under the heading "Use of Proceeds" in the Prospectus.

          (l) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or the Subsidiary to register as an investment company under the 1940 Act.

          (m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Shares.

          (n) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

     6.   Covenants of E-Z-EM.
          -------------------

          E-Z-EM covenants and agrees with the several Underwriters that:

          (a) E-Z-EM will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

     7.   Costs and Expenses.
          ------------------

          Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company and E-Z-EM, jointly and severally, agree to pay (i) all costs, expenses and fees incident to the performance of the obligations of the Company and E-Z-EM under this Agreement, including, without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and E-Z-EM and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, Preliminary Prospectuses and the Prospectus (except that the Company shall not be responsible for any printing or distribution costs incurred more than nine months after the effective date of the Registration Statement); (ii) the filing fees of the Commission and all costs, fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under applicable state and foreign securities laws and blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares;
(iii) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters, (iv) all fees and expenses in connection with qualification and inclusion of the Shares other than outstanding shares of Common Stock on the Nasdaq National Market, and (v) the cost of printing or producing any agreement among underwriters, this Agreement, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares. The provisions of this Section shall not affect any agreement which the Company and E-Z-EM may make for the allocation or sharing of such expenses and costs.

          The Company and E-Z-EM shall not, however, be required to pay for any of the Underwriters expenses, including fees and expenses of legal counsel (other than those related to qualification under NASD regulation and State securities or blue sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 8 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 13 hereof, or by reason of any failure, refusal or inability on the part of the Company or E-Z-EM to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company and E-Z-EM shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but neither the Company nor E-Z-EM shall in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by the Company of the Shares.

     8.   Conditions of Obligations of the Underwriters.
          ---------------------------------------------

          The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Company and E-Z-EM contained herein, and to the performance by the Company and E-Z-EM of their covenants and obligations hereunder and to each of the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or E-Z-EM, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares. The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

          (b) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, the opinion of Davies, Ward, Phillips & Vineberg, counsel for the Company and E-Z-EM, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters to the effect that:

               (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified to transact business as a foreign corporation in Florida and New York.

               (ii) The Company has authorized and outstanding capital stock as set forth under the "Actual" column under the caption "Capitalization" in the Prospectus; the outstanding shares of the Company's Common Shares have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform, in all material respects, to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form under the Delaware General Corporate Law; the shares of Common Shares, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue or sale thereof under the Company's Charter or Bylaws or any document filed as an exhibit to the Registration Statement.

               (iii) Based solely on a telephone conversation with the Staff of the Commission, the Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

               (iv) The statements under the captions 'Management-Treatment of E-Z-EM Options," "Management-Employee Compensation Plans," "Related Party Transactions," "Description of Securities," "Shares Eligible for Future Sale," "Relationship and Arrangements with E-Z-EM" and "U.S. Federal Tax Considerations for Non-U.S. Holders" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects such documents and matters of law.

               (v) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required.

               (vi) Such counsel knows of no material legal or governmental proceedings pending or threatened in writing against the Company except as set forth in the Prospectus.

               (vii) The execution and delivery of this Agreement and the Separation and Transition Agreements by the Company and the consummation of the transactions herein and therein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or By-Laws of the Company, or any agreement or instrument that has been filed as an exhibit to the Registration Statement, except for any breach or default that has been waived.

               (viii) This Agreement and the Separation and Transition Agreements have been duly authorized, executed and delivered by the Company, and are legal, valid and binding agreements of the Company, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity.

               (ix) No approval, consent, order or authorization by or filing with any regulatory, administrative or other governmental body is required in connection with the execution and delivery of this Agreement and the Separation and Transition Agreements and the consummation by the Company of the transactions herein and therein contemplated which has not been obtained or made (other than as may be required under the Act, by the NASD or under state securities and blue sky laws as to which such counsel need express no opinion).

               (x) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus, will not be required to register as an investment company under the 1940 Act.

               (xi) E-Z-EM is validly existing as a corporation in good standing under the laws of the State of Delaware.

               (xii) The execution and delivery of this Agreement by E-Z-EM and the Separation and Transition Agreements and the consummation of the transactions herein and therein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or By-Laws of E-Z-EM, or any agreement or instrument that has been filed as an exhibit to any of the reports filed by E-Z-EM pursuant to the Exchange Act, except for any breach of default that has been waived.

               (xiii) This Agreement and the Separation and Transition Agreements have been duly authorized, executed and delivered by E-Z-EM, and are legal, valid and binding agreements of E-Z-EM, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity.

               (xiv) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the Separation and Transition Agreements by E-Z-EM and the consummation of the transactions herein and therein contemplated which have not been obtained or made (other than as may be required under the Act, by the NASD or under state securities and blue sky laws, as to which such counsel need express no opinion).

          In rendering such opinion, Davies, Ward, Phillips & Vineberg may rely as to matters governed by the laws of states other than New York, the General Corporation Law of the State of Delaware or Federal laws, on local counsel in such jurisdictions, provided that in each case Davies Ward Phillips & Vineberg LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, financial schedules and other financial data), and
(ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, financial schedules and other financial data). Such opinion shall also include a statement to the effect that the Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no view as to financial statements, financial schedules and other financial data). With respect to such statement, Davies Ward Phillips & Vineberg LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (c) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, opinions of Reed Smith LLP, special counsel for the Company with respect to patent and proprietary rights, dated the Closing Date and the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Dorsey & Whitney LLP, counsel for the Underwriters) to the effect that:

               (i) To such counsel's knowledge, except as described in the Prospectus, (A) the Company and the Subsidiary have valid license rights or clear title to the Intellectual Property referenced in the Prospectus, and there are no rights of third parties to any such Intellectual Property, except where the failure to have such valid license rights or clear title to the Intellectual Property would not have a Material Adverse Effect; (B) no third parties have obtained rights to any Intellectual Property from the Company, other than licenses granted in the ordinary course and rights that would not have a Material Adverse Effect; (C) there is no infringement, misappropriation, or other violation by third parties of any of the Intellectual Property of the Company or the Subsidiary that would have a Material Adverse Effect; (D) there is no infringement, misappropriation, or other violation by the Company or the Subsidiary of any Intellectual Property of others; (E) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others that the Company or the Subsidiary infringe or otherwise violate any Intellectual Property of others; (F) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others challenging the rights of the Company or the Subsidiary in or to, or challenging the scope of, any Intellectual Property of the Company or the Subsidiary referenced in the Prospectus; and (G) there is no patent or patent application owned by third parties that contains valid claims that cover or may cover any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or the Subsidiary.

               (ii) To such counsel's knowledge, the patent applications of the Company and the Subsidiary presently on file disclose patentable subject matter, and such counsel is not aware of any inventorship challenges, any interference which has been declared or provoked, prior art or public or commercial activity, or any other material fact with respect to the patent applications of the Company and the Subsidiary presently on file that (A) would preclude the issuance of patents with respect to such applications or (B) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable.

               (iii) Except as set forth in the Registration Statement and Prospectus, to such counsel's knowledge, there is no fact which would serve as an Intellectual Property bar to any of the businesses known to such counsel which are conducted by the Company and the Subsidiary as described in the Prospectus.

               (iv) Such counsel has reviewed the Risk Factors and Business portions of the Registration Statement and the Prospectus referencing certain Company patent rights, (collectively, the "Patent Sections") (attached hereto as Exhibit A). Such counsel has no reason to believe that the information in the Patent Sections contains any untrue statement or material fact or omits to state a material fact necessary to make the statements therein not misleading and insofar as the attached Patent Sections constitute statements or summaries of matters of law, the Patent Sections are, to such counsel's knowledge, in all material respects, accurate and complete statements or summaries, as the case may be, of the matters referred to therein.

          (d) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, the opinion of Hogan & Hartson LLP, special counsel for the Company with respect to regulatory matters, dated the Closing Date or the Option Closing Date, if any addressed to the Underwriters to the effect that:

               (i) counsel serves as special regulatory counsel to the Company in the U.S. Food and Drug Administration ("FDA") area only. In such capacity, counsel has been retained by the Company to review certain information under the captions "Risk Factors -- If we cannot obtain and maintain clearance or approval from governmental agencies, we will not be able to sell our products," "Risk Factors -- Modifications to our current products may require new marketing clearances or approvals or require us to cease marketing or recall the modified products until such clearances or approvals are obtained," "Risk Factors -- If we fail to comply with the FDA's Quality System Regulation and other applicable postmarket regulatory requirements, we may be subject to a wide variety of enforcement actions by the FDA," and "Business--Government Regulation -- United States FDA Regulation," in the Company's final Prospectus dated as of _____________ (the "Prospectus"), forming a part of the Company's Registration Statement on Form S-1, as amended (Registration No. 333-113329).

               (ii) counsel is of the opinion that the statements in the Prospectus under the captions "Risk Factors -- If we cannot obtain and maintain clearance or approval from governmental agencies, we will not be able to sell our products," "Risk Factors -- Modifications to our current products may require new marketing clearances or approvals or require us to cease marketing or recall the modified products until such clearances or approvals are obtained," "Risk Factors -- If we fail to comply with the FDA's Quality System Regulation and other applicable postmarket regulatory requirements, we may be subject to a wide variety of enforcement actions by the FDA," and "Business--Government Regulation -- United States FDA Regulation," insofar as such statements purport to summarize applicable provisions of the Federal Food, Drug, and Cosmetic Act ("FDC Act") and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Prospectus.

               (iii) During the course of preparation of the Registration Statement, counsel participated in certain discussions with certain officers and employees of the Company as to the FDA regulatory matters dealt with under the captions "Risk Factors -- If we cannot obtain and maintain clearance or approval from governmental agencies, we will not be able to sell our products," "Risk Factors -- Modifications to our current products may require new marketing clearances or approvals or require us to cease marketing or recall the modified products until such clearances or approvals are obtained," "Risk Factors -- If we fail to comply with the FDA's Quality System Regulation and other applicable postmarket regulatory requirements, we may be subject to a wide variety of enforcement actions by the FDA," and "Business--Government Regulation -- United States FDA Regulation" in the Prospectus. While counsel has not undertaken to determine independently, and does not assume any responsibility for, the accuracy, completeness, or fairness of the statements under the above-referenced captions in the Prospectus, counsel may state on the basis of these discussions and activities as special FDA regulatory counsel to the Company in connection with review of the statements contained in such captioned sections that no facts have come to counsel's attention that cause counsel to believe that the statements in the Prospectus under the such captions, insofar as such statements relate to FDA regulatory matters, at the time the

Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or as of the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) The Representatives shall have received from Dorsey & Whitney LLP, counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to the formation of the Company, the validity of the Shares and other related matters as the Representatives reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

          (f) The Representatives shall have received at or prior to the Closing Date from Dorsey & Whitney LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or blue sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

          (g) You shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to you, of Grant Thornton LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin).

          (h) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Company's Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:

               (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

               (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if any;

               (iii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

               (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

          (i) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the E-Z-EM's Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:

               (i)    The representations and warranties of E-Z-EM contained in
Section 2 hereof are true and correct as of the Closing Date or the Option Closing Date, if any; and

               (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

          (j) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the Nasdaq National Market.

          (k) Executed copies of the Lockup Agreements described in Section 5(j) have been delivered to the Representatives.

          (l) Each transaction required to have occurred pursuant to the Master Separation and Distribution Agreement, prior to the initial public offering of the Shares, and the execution and delivery by E-Z-EM and the Company of the Ancillary Agreements, as defined in the Master Separation and Distribution Agreement, shall have occurred.

          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Dorsey & Whitney LLP, counsel for the Underwriters.

          If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and E-Z-EM of such termination in writing on or prior to the Closing Date or the Option Closing Date, if any.

          In such event, the Company, E-Z-EM and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 7 and 10 hereof).

     9.   Conditions of the Obligations of the Company.
          --------------------------------------------

          The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefore initiated or threatened.

     10.  Indemnification.
          ---------------

          (a)  The Company and E-Z-EM, jointly and severally, agree:

               (i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and E-Z-EM will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; provided, further that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter if (I) a loss, claim, liability, expense or damage results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such Preliminary Prospectus, which untrue statement or omission was completely corrected in the Prospectus (as then amended or supplemented) and (II) the Company sustains the burden of proving that the Underwriters sold Shares to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) and (III) the Company had previously furnished copies thereof to the Underwriters within a reasonable amount of time prior to such sale or such confirmation and (IV) the Underwriters failed to deliver the corrected Prospectus, if required by law to have so delivered it and if delivered would have been a complete defense against the person asserting such loss, claim, liability, expense or damage.

               (ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

          (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, E-Z-EM and each person, if any, who controls the Company and E-Z-EM within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, E-Z-EM or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, E-Z-EM or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or E-Z-EM by or through the Representatives specifically for use in the preparation thereof.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing. No indemnification provided for in Section 10(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 10(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

          It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 10(a) and by the Company and E-Z-EM in the case of parties indemnified pursuant to Section 10(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          (d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under
Section 10(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and E-Z-EM on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and E-Z-EM on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and E-Z-EM on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and E-Z-EM bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or E-Z-EM on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, E-Z-EM and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company and E-Z-EM set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, E-Z-EM, its directors or officers or any persons controlling the Company or E-Z-EM , (ii) acceptance of any Shares and payment therefore hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company or E-Z-EM , its directors or officers, or any person controlling the Company or E-Z-EM , shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

     11.  Directed Share Program Indemnification.
          ---------------------------------------

     (a)  The Company and E-Z-EM, jointly and severally, agree:

          (i) to indemnify and hold harmless RBC and each person, if any, who controls RBC within the meaning of the Act ("RBC Entities"), from and against any and all losses, claims, damages or liabilities (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the RBC Entities.

          (ii) to reimburse each RBC Entity and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such RBC Entity or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Directed Shares, whether or not such RBC Entity or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the RBC Entities were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the RBC Entities will promptly return all sums that had been advanced pursuant hereto.

     (b) In case any proceeding (including any governmental investigation) shall be instituted involving any RBC Entity in respect of which indemnity may be sought pursuant to Section 11(a), the RBC Entity seeking indemnity shall promptly notify the Company and E-Z-EM in writing. No indemnification provided for in Section 11(a) or (b) shall be available to the RBC Entities if they fail to give notice as provided in this Subsection if the Company and E-Z-EM were materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the Company or E-Z-EM from any liability which it or they may have to such RBC Entity for contribution or otherwise than on account of the provisions of Section 11(a) or (b). In case any such proceeding shall be brought against any RBC Entity and it shall notify the Company and E-Z-EM of the commencement thereof, the Company and E-Z-EM shall be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to such RBC Entity and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, the RBC Entities shall have the right to retain their own counsel at their own expense. Notwithstanding the foregoing, the

Company and E-Z-EM shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the RBC Entities in the event (i) the Company and the RBC Entities shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the RBC Entities and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the Company or E-Z-EM shall have failed to assume the defense and employ counsel reasonably acceptable to the RBC Entities within a reasonable period of time after notice of commencement of the action.

          It is understood that the Company and E-Z-EM shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all the RBC entities. Such firm shall be designated in writing by the RBC Entities. The Company and E-Z-EM shall not be liable for any settlement of any proceeding effected without their written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Company and E-Z-EM agree to indemnify the RBC Entities from and against any loss or liability by reason of such settlement or judgment. In addition, the Company and E-Z-EM will not, without the prior written consent of the RBC Entities, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any RBC Entity is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each RBC Entity from all liability arising out of such claim, action or proceeding.

     (c) If the indemnification provided for in Section 11(a) is unavailable to or insufficient to hold harmless a RBC Entity in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then the Company and E-Z-EM, in lieu of indemnifying the RBC Entity thereunder, shall contribute to the amount paid or payable by the RBC Entity as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and E-Z-EM on the one hand and the RBC Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 11(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(c)(i) above but also the relative fault of the Company and E-Z-EM on the one hand and of the RBC Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and E-Z-EM on the one hand and of the RBC Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the RBC Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or E-Z-EM on the one hand or by the RBC Entities on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (d) The Company and the RBC Entities agree that it would not be just or equitable is contribution pursuant to this Section 11 were determined by pro rata allocation (even in the RBC Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(c). The amount paid or payable by the RBC Entities as a result of the losses, claims, damages and liabilities (or actions or proceedings in respect thereof) referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by the RBC entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11,(i) no RBC Entity shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Directed Shares purchased by such RBC Entity and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The RBC Entities' obligations in this Section 11(d) to contribute are several in proportion to their respective obligations and not joint.

     (e) Any losses, claims, damages, liabilities or expenses for which an RBC Entity is entitled to indemnification or contribution under this Section shall be paid by the Company or E-Z-EM as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company and E-Z-EM set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any RBC Entity or any person controlling any RBC Entity, the Company, E-Z-EM, its directors or officers or any persons controlling the Company or E-Z-EM , (ii) acceptance of any Directed Shares and payment therefore hereunder, and (iii) any termination of this Agreement. A successor to any RBC Entity, or to the Company or E-Z-EM , its directors or officers, or any person controlling the Company or E-Z-EM , shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

     12.  Default by Underwriters.
          -----------------------

          If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or E-Z-EM), you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other

Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and E-Z-EM or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or E-Z-EM except to the extent provided in Section 10 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     13.  Notices.
          -------

          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to              RBC Capital Markets Corporation
                                        1 Liberty Plaza
                                        New York, New York 10006-1404
                                        Attention: Joe Morea
                                             Syndicate Director
                                        Fax: (212) 428-6260

     if to the Company to               AngioDynamics, Inc.
                                        603 Queensbury Avenue
                                        Queensbury, New York 12804
                                        Attention: Eamonn Hobbs
                                             President and Chief Executive
                                             Officer
                                        Fax: (518) 798-1360

     if to E-Z-EM to                    E-Z-EM, Inc.
                                        1111 Marcus Avenue
                                        Lake Success, New York 11042

                                        Attention: Peter J. Graham
                                             Vice President-General Counsel
                                        Fax: (516) 302-2918

     14.  Termination.
          -----------

          (a) This Agreement may be terminated by you by notice to the Company and E-Z-EM at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect that makes it, in your judgment, impracticable to proceed with the public offering or to market the shares, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company,
(v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company's Common Shares by the Nasdaq National Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

          (b)  as provided in Sections 8 and 11 of this Agreement.

     15.  Successors.
          ----------

          This Agreement has been and is made solely for the benefit of the Company, E-Z-EM and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     16.  Information Provided by Underwriters.
          ------------------------------------

          The Company, E-Z-EM and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information contained in the Prospectus in the first paragraph under the caption "Underwriting - Commissions and Expenses."

     17.  Miscellaneous.
          -------------

          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

          This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

                     [remainder of page intentionally blank]

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, E-Z-EM and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                        ANGIODYNAMICS, INC.


                                        By
                                            ------------------------------------
                                            Name: Eamonn P. Hobbs
                                            Title: Chief Executive Officer

                                        E-Z-EM, INC.


                                        By
                                            ------------------------------------
                                            Name: Anthony A. Lombardo
                                            Title: President and Chief Executive
                                                    Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

RBC DAIN RAUSCHER INC.

ADAMS, HARKNESS & HILL


[Additional Representatives]

As the Representatives of the several
Underwriters listed on Schedule I
By: RBC Dain Rauscher Inc.


By:
       ---------------------------------
Name:
       ---------------------------------
Title:
       ---------------------------------

                                   SCHEDULE I

                            Schedule of Underwriters

                                                        Number of Firm Shares
Underwriter                                             to be Purchased
----------------------                                  ---------------------
RBC Dain Rauscher Inc.
Adams, Harkness & Hill


[others]


   Total                                                ------------------------
                                                        ------------------------

                                   Schedule II

List Of Intellectual Property Owned
In Whole Or In Part By Angiodynamics, Inc. OR THE SUBSIDIARY

                                    Exhibit A
                              List of Subsidiaries